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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 13, 1998


                            EDUCATIONAL MEDICAL, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


             000-21567                                        65-0038445
             ---------                                        ----------
      (Commission File Number               (IRS Employer Identification No.)


                            Educational Medical, Inc.
                       1327 Northmeadow Parkway, Suite 132
                             Roswell, Georgia 30076
                     --------------------------------------
                     (Address of principal executive office)    (Zip Code)




       Registrant's telephone number, including area code: (770) 475-9930
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On March 13, 1998, Educational Medical, Inc. (the "Company"), through its subsidiary, New Hampshire Acquisition Corporation ("NHAC"), purchased all of the stock of Hesser, Inc. (a New Hampshire corporation) ("Hesser"), from its former shareholders (the "Shareholders"), and property located at 3 Sundial Avenue, Manchester, New Hampshire (the "New Hampshire Acquisition") owned by a related partnership (the "Partnership"). Hesser owns and operates postsecondary schools in Manchester, Nashua, Salem, and Portsmouth New Hampshire, respectively (the "Schools"). NHAC was formed for the sole purpose of effecting the New Hampshire Acquisition and the Company is its sole shareholder. The Company entered into the Agreement to reflect that it is jointly and severally liable with NHAC with regard to the obligations of NHAC provided for in the Agreement.

         Pursuant to the terms of the Agreement, NHAC paid to the Shareholders $2,000,000 on March 13, 1998. The $13,000,000 remaining portion of the purchase price was paid by delivery of:

         (1) a promissory note in the amount of $11,000,000 (the "Second Payment Note") payable with interest on the last business day within the first 30 calendar days following the date on which the Prerequisite Student Aid Approvals are obtained. "Prerequisite Student Aid Approvals" are defined in the related purchase agreement as all approvals by the United States Department of Education and all other applicable private and governmental agencies and organizations of the change in control resulting from the change in ownership of the Schools which approvals are a prerequisite to receipt of federal and state aid by the Schools' students. The Second Payment Note is secured by a Letter of Credit in the same face amount as such note.

         (2) 202,532 shares of the Company's Common Stock

         The foregoing description of the Stock Purchase Agreement and the exhibits to it, including the Second Payment Note, and transactions contemplated by such documents, does not purport to be complete and is qualified in its entirety by reference to each of such documents, copies of which are filed as exhibits hereto.


ITEM 5: OTHER EVENTS

In March 1998, the Company entered into an amended and restated loan agreement (the "Agreement") with a major U.S. bank (the "Bank"). The Agreement increases its loan facilities with the Bank to $36 million (the "Bank Credit Facility"). The total amount of the Bank Credit Facility is divided into three separate facilities: (i) a three year revolving line of credit of up to $10,000,000 which may be utilized for advances or to support letters of credit; (ii) a revolving term loan facility of up to $11,000,000 which may be utilized prior to March 1, 1999 for the purpose of financing permitted acquisitions, either directly or to support letters of credit, reducing to $9,000,000 in March 1999 and subject to quarterly reductions of $750,000 thereafter; and (iii) a three year non-revolving line of credit up to $15,000,000 which may be utilized for the purpose of financing permitted acquisitions. Interest is charged on borrowings at different floating rates above LIBOR depending on

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certain financial conditions of the Company and depending on whether drawn under the revolving line of credit or the term loan. In addition, the Bank Credit Facility provides for commitment fees to be paid on the unused portion of the facility. The Bank Credit Facility also contains restrictions on the payment of dividends and incurrence of additional debt, and various other financial covenants. The Bank Credit Facility is secured by substantially all of the assets of the Company.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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         (a)      Financial Statements of Business Acquired:  Will be filed by Amendment not later than 60 days from March 28, 1998.

         (b)      Pro Forma Financial Information Relative to Acquired Business:
                  Will be filed by Amendment not later than 60 days from March 28, 1998.

         (c)      Exhibits

                  10.1     Stock Purchase Agreement dated March 13, 1998.

                  10.2     Legal Description of the Property (Exhibit 1 to Stock Purchase Agreement).

                  10.3     Second Payment Note (Exhibit 2 to Stock Purchase Agreement).

                  10.4     List of Shareholders (Exhibit 3 to Stock Purchase Agreement).

                  10.5     Form of Registration Rights Agreement (Exhibit 4 to Stock Purchase Agreement).

                  10.6     Form of Employment Agreement (Exhibit 5 to Stock Purchase Agreement).

                  10.7     Form of Non-Competition Agreement (Exhibit 6 to Stock Purchase Agreement).

                  10.8     Stock Power (Exhibit 7 to Stock Purchase Agreement).

                  10.9     Amendment to Bank Agreement
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EDUCATIONAL MEDICAL, INC.



Date: March 27, 1998                         By:/s/ Vince Pisano
                                                --------------------------------
                                                Vince Pisano, Vice President and
                                                Chief Financial Officer

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